Exhibit (h)(6)

AMENDMENT TO THE ISDA MASTER AGREEMENT

Dated as of July 21, 2022

COWEN FINANCIAL PRODUCTS LLC (“Party A”)	and	GraniteShares ETF TRust, on behalf of EACH OF its series listed on APpendix I TO THE ISDA MASTER AGREEMENT (severally and not jointly) (“Party B”)

Party A and Party B have previously entered into that certain ISDA Master Agreement dated May 5, 2022, including, for the avoidance of doubt, the Schedule thereto (the “Schedule”), the Credit Support Annex to the Schedule (“Annex”) and any and all applicable schedules, annexes and Confirmations (in each case, as amended, supplemented, amended and restated or otherwise modified from time to time, collectively, the “Agreement”). The parties have now agreed to amend the Agreement by this Amendment (this “Amendment”) with effect from the date first written above.

Accordingly, the parties agree as follows:-

1.	Amendment of Appendix I. Appendix I of the Agreement is amended and restated in its entirety and replaced with Appendix I attached hereto. Each entity listed on the attached Appendix I, as of the date hereof, is a “Party B” under the Agreement.

2.	Representations.

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment

4.	Miscellaneous.

(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

(b)	Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(c)	Agreement Continuation. The Agreement, as modified herein, shall continue in full force and effect.

(d)	Counterparts. This Amendment may be executed and delivered in counterparts (including by e-mail or facsimile transmission), each of which will be deemed an original.

(e)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(f)	Governing Law. This Amendment and, to the fullest extent permitted by applicable law, all matters arising out of or relating in any way to this Agreement will be governed by and construed in accordance with the laws of the state of New York.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified on the first page of this Amendment.

COWEN FINANCIAL PRODUCTS LLC		GraniteShares ETF Trust, on behalf of EACH OF its series listed on APpendix I TO THE ISDA MASTER AGREEMENT (severally and not jointlY)

By:	/s/ Matt Baldassano	By:	/s/ William Rhind
Name:	Matt Baldassano	Name:	William Rhind
Title:	Managing Director, Securities Finance	Title:	President GraniteShares ETF Trust
Date:		Date:	July 21, 2022

APPENDIX I

TO THE 2002 ISDA MASTER AGREEMENT

GraniteShares ETF Trust Series SUBJECT TO THE aGREEMENT AS PARTIES B

Applicable Series	Manager
GraniteShares 1.25x Long TSLA Daily ETF	GraniteShares Advisors LLC
GraniteShares 1x Short TSLA Daily ETF	GraniteShares Advisors LLC
GraniteShares 1.5x Long NVDA Daily ETF	GraniteShares Advisors LLC
GraniteShares 1.1x Long NIO Daily ETF	GraniteShares Advisors LLC
GraniteShares 1.5x Long COIN Daily ETF	GraniteShares Advisors LLC
GraniteShares 1.75x Long BABA Daily ETF	GraniteShares Advisors LLC
GraniteShares1.5x Long META Daily ETF	GraniteShares Advisors LLC
GraniteShares 1.75x Long GOOGL Daily ETF	GraniteShares Advisors LLC
GraniteShares 1.5x Long AMZN Daily ETF	GraniteShares Advisors LLC
GraniteShares 1.75x Long AAPL Daily ETF	GraniteShares Advisors LLC
GraniteShares 2x Long MSFT Daily ETF	GraniteShares Advisors LLC
GraniteShares 1.25x Long AMD Daily ETF	GraniteShares Advisors LLC
GraniteShares 1.25x Long PLTR Daily ETF	GraniteShares Advisors LLC
GraniteShares 1.25x Long TWTR Daily ETF	GraniteShares Advisors LLC
GraniteShares 1.5x Long UBER Daily ETF	GraniteShares Advisors LLC
GraniteShares 1.5x Long DIS Daily ETF	GraniteShares Advisors LLC
GraniteShares 1.25x Long F Daily ETF	GraniteShares Advisors LLC

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